Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: PLANET GREEN HOLDINGS CORP. Entity or Nevada Business Identification Number (NVID): E0328392009-3
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☒ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☒ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 40,345,174
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ____ Jurisdiction of formation: ____ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ____ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 08/29/2022 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article II, Article IV. Registered Agent has been changed prior to this form. (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/ Bin Zhou — Signature of Officer or Authorized Signer; Title: Chief Executive Officer X /s/ Lili Hu — Signature of Officer or Authorized Signer; Title: CFO *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Please see the attached page.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

Article II is hereby deleted in its entirety and replaced with the following:

“The address of the Corporation’s registered office in the State of Nevada is 112 North Curry Street, Carson City, NV, 89703, USA. The name of the registered agent of the Corporation at such address is CORPORATION SERVICE COMPANY.”

Article IV Section A is hereby deleted in its entirety and replaced with the following:

“A. Authorized. The total number of shares of all classes of stock which the Corporation has authority to issue is 1,100,000,000, consisting of (a) 1,000,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (b) 100,000,000 shares of preferred stock, par value $0.001 per share, to be issued from time to time with such rights, preferences and priorities as the Board of Directors shall designate.”

AMNEDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PLANET GREEN HOLDINGS CORP.

PLANET GREEN HOLDINGS CORP., a corporation existing under the laws of the State of Nevada (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is “Planet Green Holdings Corp.”

2. The Amendment of Corporation’s Articles of Incorporation was filed in the office of the Secretary of State of the State of Nevada on October 1, 2018.

3. This Amended and Restated Articles of Incorporation restates, integrates and amends the Articles of Incorporation of the Corporation.

4. This Amended and Restated Articles of Incorporation (“Amended and Restated Articles”) was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Section 78.403 of the Nevada Revised Statute (“NRS”).

5. The text of the Articles of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

THE UNDERSIGNED, for the purpose of forming a corporation for the transaction of business and the promotion and conduct of objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, does make, record and file these Articles of Incorporation, in writing, and does hereby certify:

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is Planet Green Holdings Corp.

ARTICLE II

ADDRESS OF REGISTERED OFFICE;

NAME OF REGISTERED AGENT

The address of the Corporation’s registered office in the State of Nevada is 112 North Curry Street, Carson City, NV, 89703, USA. The name of the registered agent of the Corporation at such address is CORPORATION SERVICE COMPANY

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized pursuant to laws of the State of Nevada.

ARTICLE IV

CAPITAL STOCK

A.	Authorized. The total number of shares of all classes of stock which the Corporation has authority to issue is 1,100,000,000, consisting of (a) 1,000,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (b) 100,000,000 shares of preferred stock, par value $0.001 per share, to be issued from time to time with such rights, preferences and priorities as the Board of Directors shall designate.

B.	Consideration for Issuance. The Corporation may, from time to time, issue and sell authorized shares of stock for consideration per share not less than the par value thereof, either in money, property or services, or for such other consideration, as permitted by law and as fixed by the Board. All such shares of stock so issued shall be fully paid and nonassessable.

C.	Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to each matter voted on by the stockholders of the Corporation. There will be no cumulative voting. Stockholders shall have the power, if the Bylaws so provide, to hold their meetings either within or without the State of Nevada.

D.	Liquidation Rights. Subject to the rights of any outstanding preferred stock, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of stock shall be entitled to receive all remaining assets of the Corporation and such assets shall be distributed ratably among the holders of stock on the basis of the number of shares of stock held by each of them. Neither the merger or consolidation of the Corporation with or into another corporation, nor the merger or consolidation of another corporation with or into the Corporation, nor the sale, transfer or lease of all or substantially all the assets of the Corporation, or the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

E.	Dividend Rights. Dividends may be paid on the stock as and when declared by the board of directors of the Corporation (the “Board”).

F.	No Preemptive Rights. No holder of any shares of stock shall, as such holder, have any rights, preemptive or otherwise, to purchase, subscribe for or otherwise acquire any shares of stock, whether now or hereafter authorized, which at any time are offered for sale or sold by the Corporation.

G.	Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

H.	“Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Conversion Effective Time”), every 25 shares of Common Stock of the Corporation that are issued and outstanding as of October 1, 2018 shall be automatically combined and converted (the “Conversion”) into one share of Common Stock (collectively, the “Conversion Shares”).

I.	Within five business days following receipt of the Conversion Shares, each holder shall return the certificates for the shares of Common Stock to the Corporation, provided that failure by the holder to return a certificate for preferred stock will have no effect on the Conversion pursuant to this Article IV, which Conversion shall be deemed to occur upon the issuance by the Corporation of the Conversion Shares.

J.	Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock as of October 1, 2018 who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Conversion Effective Time, shall upon the surrender of such holders’ old stock certificate receive that number of shares of Common Stock as rounded up to the nearest whole share.”

ARTICLE V

DURATION

The Corporation shall have perpetual existence.

ARTICLE VI

BYLAWS

The Board shall have the power to adopt, amend or repeal the Bylaws except as specifically provided for in the Bylaws.

ARTICLE VII

LIMITATION ON DIRECTOR LIABILITY

A.	Except as otherwise provided by the laws of the State of Nevada, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in such person’s capacity as a director or officer unless it is proven that (a) such person’s act or failure to act constituted a breach of such person’s fiduciary duties as a director or officer and (b) such person’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

B.	If the laws of the State of Nevada are amended after the approval of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers of the Corporation, then the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the laws of the State of Nevada, as amended.

C.	Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director or officer of the Corporation with respect to acts or omissions of such director or officer prior to the time of such repeal or modification.

ARTICLE VIII

INDEMNIFICATION

A.	Indemnification of Authorized Representatives. The Corporation shall indemnify, to the fullest extent permitted by the laws of the State of Nevada, as such laws may be amended from time to time, any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that such person was or is a director, officer, employee or agent of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board, except with respect to a proceeding for the enforcement of rights to indemnification or advancement of expenses in accordance with Section C hereof.

B.	Advancing Expenses. The Corporation shall pay the expenses actually and reasonably incurred in defending a third party proceeding or corporate proceeding in advance of the final disposition of such proceeding and within thirty (30) days of receipt by the secretary of the Corporation, if required by law, of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VIII. The financial ability of any director or officer to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance.

C.	Claims. If a claim for indemnification or payment of expenses (including attorney’s fees) under this Article is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

D.	Scope of this Article VIII. The indemnification of directors and officers and advancement of expenses, as authorized by the preceding provisions of this Article VIII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

E.	Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any loss, liability or expense, whether or not the Corporation would have the power to indemnify such person against such loss, liability or expense under the laws of the State of Nevada.

F.	Amendment or Repeal. Any repeal or modification of the provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now and hereafter prescribed by statute, and all rights conferred upon officer, directors and stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, these Articles of incorporation have been executed this 29th day of August 2022.

By:	/s/ Bin Zhou
	Name:	Bin Zhou
	Title:	Chairman & CEO